Exhibit 99.1

FOR RELEASE ON 04/23/03 at 6:00am PT

Investor Contact:	Media Contact:
Joanne Keates	Todd Evans
Director, Investor Relations	Corporate Communications
(714) 444-8551	(714) 445-3066
joanne.keates@mscsoftware.com	todd.evans@mscsoftware.com

MSC.SOFTWARE REPORTS 28% GROWTH IN REVENUES

SANTA ANA, Calif. — April 23, 2003 — MSC.Software Corp. (NYSE: MNS), a leading global provider of virtual product development (VPD) technologies including simulation software, services and systems, today announced financial results for the first quarter ended March 31, 2003:

•                  Revenues for the quarter of $85.1 million, a 28% increase;

•                  Reported net income of $1.1 million, or $0.04 per diluted share.

For the first quarter ended March 31, 2003, MSC.Software reported revenue of $85.1 million, an increase of 28% over revenue of $66.4 million for the first quarter last year. Net income of $1.1 million, or $0.04 per diluted share, was reported in the quarter, compared with a net loss before cumulative effect of change in accounting principle of ($2.4) million or ($0.08) per diluted share in the first quarter last year.

“The results of the first quarter demonstrate that manufacturers continue to invest in technologies that reduce product development costs. Economies throughout the world are challenging, but because our products are an essential part of the product development process, we continue to grow overall revenues and execute our strategy,” said Frank Perna, chairman and CEO of MSC.Software.

“We had a number of exciting events happen in the quarter including several significant product releases and a new strategic agreement with nCode to provide durability and fatigue solutions.  The most exciting new addition to our product portfolio is our simulation data management offering, the MSC.SDM Framework, which gives customers the ability to store and manage their design models and simulation results and improve their development process.  We also continued our leadership as IBM’s #1 PLM business partner in the quarter, an honor we worked hard to achieve.

“The successful global launch of the MSC.VPD Campus token licensing system is changing the playing field for how simulation software is being utilized by leading manufacturers.  As a member of a particular ‘corporate campus,’ our customers have easy access to a powerful suite of products, allowing them to use whatever MSC.Software simulation tools they want, whenever they need them.  We have Campus licensing agreements in place with the majority of our largest customers and we are confident that, based on the positive reaction we have gotten in Q1, our small- and medium-sized customers will find great value in VPD Campus agreements as well.

“We are seeing an improvement in the level of interest in our process consulting engagements. More companies realize that in order to achieve the productivity necessary to be competitive, they have to revamp their development activities, which includes optimizing their current software and enterprise systems resources. We have the know-how to help and are working to turn this expertise into revenue.

“Our ‘right sized’ organization has been successful in managing costs in all parts of the world.  We’re confident that MSC.Software is well positioned to continue to grow despite the current economic environments and is poised for even greater growth and success when the markets recover.”

Americas

Revenue in the Americas decreased 11% to $36.5 million, compared to the first quarter last year. This quarterly decrease in revenue is mainly attributed to continued weakness in the general economy in North America and the impact of the war in Iraq.  The total number of new customers in the quarter was 235, and 53 transactions of greater than $100,000 were signed in the Americas.  Major software wins were completed with Visteon, NASA and Gulfstream.  Services engagements in the Americas included work at Cooper Tire and Dassault Falcon Jet.  Key systems contracts were signed with Daimler Chrysler and Bank One.

Europe

MSC.Software’s European operations reported revenue growth of 61% in U.S. dollars to $22.2 million, compared to the first quarter last year. The total number of new customers in the quarter was 22, and 57 transactions over $100,000 were signed in Europe. Significant software customers include BAE, EADS and Ebersbacher. In the systems area, significant progress was made and key contracts were signed with Audi, Fokker and Airbus.  Service engagements were ongoing with Ford, Atlas Copco and Volvo.

Asia-Pacific

In the first quarter, Asia-Pacific revenues increased 127% in U.S. dollars to $26.4 million. The total number of new customers in the quarter was 50, and 24 transactions over $100,000 were signed in Asia-Pacific. Major software contracts were completed with Toyota, Nissan and Hyundai.  Key service engagements were initiated with Samsung, Denso and Nippon.  Systems activities included engagements with Toyota and Daewoo.

Outlook

Based on current visibility, the Company expects second quarter revenue to be in the range of $85 million to $90 million and earnings to be in the range of $0.05 to $0.07 per diluted share. In addition, based on current visibility the Company expects revenue for FY 2003 to be in the range of $375 million to $385 million and earnings to be in the range of $0.55 to $0.60 per diluted share.

MSC.Software’s conference call to discuss the first quarter results will be web cast live today at 8:30 a.m. Pacific (11:30 am Eastern) and can be accessed from the Company’s website at http://www.mscsoftware.com/ir. It can also be accessed through the following dial in numbers: US — (800) 374-0151 or Intl — (706) 634-4981.  An archived version of the conference call will be available at the Company’s website. The conference call replay will also be available for 48 hours after the call at: U.S. (800) 642-1687 or Intl. (706) 645-9291 using the conference ID code: 9798321.

About MSC.Software

MSC.Software (NYSE: MNS) is a leading global provider of simulation software, with related services and systems, that helps companies make money, save time and reduce costs associated with designing and testing manufactured products. MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software, services and systems. MSC.Software employs more than 1500 people in 23 countries. For additional information about MSC.Software’s products and services, please visit www.mscsoftware.com.

Except for the historical information contained herein, certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Other factors which could cause such results to differ materially from those described in the forward-looking statements include delays in developing, completing, or shipping new or enhanced products, the ability to assimilate acquisitions into MSC’s operations, foreign currency translations, and other risks and uncertainties that are detailed in the Company’s annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission.

(Financial Tables Follow)

MSC.SOFTWARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2003	2002
	(Unaudited)
REVENUE:
Software	$36,897	$32,274
Services	24,481	13,698
Systems	23,691	20,468
Total Revenue	85,069	66,440
COST OF REVENUE:
Software	3,721	5,476
Services	13,381	9,298
Systems	22,115	15,495
Total Cost of Revenue	39,217	30,269
GROSS PROFIT	45,852	36,171

OPERATING EXPENSE:
Research and Development	7,520	5,960
Selling, General and Administrative	32,594	33,013
Amortization of Intangibles	1,901	1,061
Total Operating Expense	42,015	40,034
OPERATING INCOME (LOSS)	3,837	(3,863)
OTHER EXPENSE (INCOME)
Interest Expense	2,117	729
Other Income, Net	(25)	(688)
Total Other Expense, Net	2,092	41
INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	1,745	(3,904)
Provision (Benefit) for Income Taxes	611	(1,523)
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	1,134	(2,381)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	(39,300)
NET INCOME (LOSS)	$1,134	$(41,681)

BASIC EARNINGS (LOSS) PER SHARE BEFORE CUMULATIVE CHANGE	$0.04	$(0.08)

DILUTED EARNINGS (LOSS) PER SHARE BEFORE CUMULATIVE CHANGE	$0.04	$(0.08)

BASIC EARNINGS (LOSS) PER SHARE	$0.04	$(1.44)
DILUTED EARNINGS (LOSS) PER SHARE	$0.04	$(1.44)

Basic Weighted-Average Shares Outstanding	29,827	28,993
Diluted Weighted-Average Shares Outstanding	30,366	28,993

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in Thousands)

	March 31,	December 31,
	2003	2002
	(Unaudited)
ASSETS
Cash and Investments	$38,512	$34,564
Trade Accounts Receivable, Net	95,556	97,636
Other Current Assets	35,094	37,177
Total Current Assets	169,162	169,377
Property and Equipment, Net	33,773	35,511
Capitalized Software Costs, Net	26,935	25,957
Goodwill and Other Intangible Assets, Net	262,873	264,788
Other Assets	13,296	11,641
Total Assets	$506,039	$507,274

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts Payable	$30,232	$32,706
Current Portion of Long-Term Debt	13,750	13,750
Current Portion of Notes Payable to Shareholders	4,671	4,590
Deferred Revenue	76,627	67,327
Restructuring Reserve	2,988	4,207
Other Current Liabilities	34,107	39,008
Total Current Liabilities	162,375	161,588
Deferred Income Taxes	28,740	29,243
Long-Term Debt, Less Current Portion	36,667	40,104
Notes Payable to Shareholders, Less Current Portion	19,891	19,880
Subordinated Notes Payable, Less Current Portion	6,862	6,817
Other Long-Term Liabilities	6,781	7,162
Total Liabilities	261,316	264,794
Total Shareholders’ Equity	244,723	242,480
Total Liabilities and Shareholders’ Equity	$506,039	$507,274

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